UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: July 17, 2025
(Date of earliest event reported)

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	000-31977 (Commission File Number)	77-0539125 (IRS Employer Identification Number)

7100 N. Financial Dr., Ste. 101, Fresno, CA (Address of principal executive offices)		93720 (Zip Code)
559-298-1775 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, no par value	CWBC	NASDAQ
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 2.02. Results of Operations and Financial Condition

On July 17, 2025, Community West Bancshares issued a press release containing unaudited financial information and accompanying discussion for the quarter ended June 30, 2025. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events

On July 16, 2025 the Board of Directors of Community West Bancshares declared a $0.12 per share cash dividend payable on August 15, 2025 to shareholders of record as of August 1, 2025.

The Board of Directors of the Company approved the adoption of a share repurchase program for up to 3% of the Company’s outstanding common stock, which represents approximately 573,915 shares based on the total number of outstanding common shares as of July 16, 2025. The share repurchase program will begin on July 22, 2025. The Company will repurchase shares in open-market transactions through brokers, subject to availability, or in privately negotiated transactions. All repurchases will be made at management’s discretion, subject to market conditions and other factors, and in compliance with regulatory requirements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
99.1    Press Release of Community West Bancshares dated July 17, 2025

The information in this Form 8-K filed on July 17, 2025 shall not be deemed “filed” for purposes of Section 18 of the
Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 17, 2025	COMMUNITY WEST BANCSHARES By: /s/ Shannon R. Livingston Shannon R. Livingston Executive Vice President and Chief Financial Officer (Principal Accounting Officer)